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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-49387 pertaining to the 1992 Amended Stock Option Plan of Allied Healthcare International Inc. and the Registration Statement on Form S-3 No. 333-90890 pertaining to the registration of 23,479,157 shares of Allied Healthcare International Inc.'s common stock, of our report dated November 8, 2002, with respect to the consolidated financial statements and schedule of Allied Healthcare International Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2002.


                                                           /s/ Ernst & Young LLP


New York, New York
December 6, 2002